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                                  EXHIBIT 21.1

                    SUBSIDIARIES OF WINSLOEW FURNITURE, INC.


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
                                                                       STATE OR OTHER JURISDICTION OF
         NAME:                                                         INCORPORATION OR ORGANIZATION
         -----                                                         -----------------------------
1.       Winston Furniture Company of Alabama                                     Alabama

2.       Loewenstein, Inc.                                                        Florida

3.       Texacraft, Inc.                                                           Texas

4.       Tropic Craft, Inc.                                                       Florida

5.       Winston Properties, Inc.                                                 Alabama

6.       Pompeii Furniture Co., Inc.                                               Miami

7.       Industrial Mueblera Pompeii de Mexico, S.A. de C.V.                    Mexico, D.F.




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